Contact:
Cameron Associates
Paul G. Henning
212 554-5462
phenning@cameronassoc.com



      Patrick G. Peplowski, Steel Racking Veteran, Joins Tarpon Industries
                 As Executive Vice President Sales and Marketing

MARYSVILLE, MI----November 1, 2007 -- Tarpon Industries, Inc. (AMEX:TPO), a manufacturer and distributor of structural and mechanical steel tubing and engineered steel storage rack systems, today announced the appointment of Patrick G. Peplowski, as Executive Vice President of Sales and Marketing. Mr. Peplowski will report to Patrick Hook, president of Tarpon.

"We are very pleased that Pat Peplowski has joined Tarpon Industries as Executive VP of Sales and Marketing for the SpaceRak division, " said James W. Bradshaw. "Retaining Mr. Peplowski was a key objective of the Tarpon strategy to focus on growth and profitability in the steel racking industry. We believe that Pat's industry knowledge and experience will provide leadership and sales direction to expand customer base and market share."

Peplowski, age 38, has worked for one of the largest steel rack manufacturing companies in North America, holding a number of senior management positions. Most recently, as director of sales, he oversaw and managed the consolidation of direct, distributor, inside, catalogue and archive sales. He was also accountable for sales support and engineering; and managing a department of thirty-three professionals which achieved $140 million in annual revenue. In addition, he developed and refined account management practices and led new product introductions and roll outs to the marketplace, including training, marketing and advertising initiatives.

Mr. Peplowski has a B.A. in Accounting from Michigan State University, and an MBA from Wayne State University.

"I am excited to have Pat join out team. I am impressed by his direct industry experience and over all business acumen," said Pat Hook, president of Tarpon. " His track record demonstrates that he clearly understands the material handling industry and rack business as well as how to effectively lead a sales organization. This combined with the SpaceRak brand, will give a strong one two punch for the rack division and for Tarpon Industries."

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Tarpon  Industries,  Inc.,  manufactures and sells engineered steel storage rack systems and structured mechanical steel tubing. The company's mission is to become a larger and more significant manufacturer and distributor of steel storage rack systems and related products. For more information, please visit Tarpon's website at http://www.tarponind.com.

Forward-Looking Statements

Certain statements made by Tarpon in this presentation and other periodic oral and written statements, including filings with the Securities and Exchange Commission, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, as well as statements which address operating performance, events or developments that we believe or expect to occur in the future, including those that discuss strategies, goals, outlook or other non-historical matters, or which relate to future sales or earnings expectations, cost savings, awarded sales, volume growth, earnings or a general belief in our expectations of future operating results, are forward-looking statements. The forward-looking statements are made on the basis of management's assumptions and estimations. As a result, there can be no guarantee or assurance that these assumptions and expectations will in fact occur. The forward-looking statements are subject to risks and uncertainties that may cause actual results to materially differ from those contained in the statements. Some, but not all of the risks, include our ability to obtain future sales, our ability to successfully integrate acquisitions, changes in worldwide economic and political conditions, including adverse effects from terrorism or related hostilities including increased costs, reduced production or other factors, costs related to legal and administrative matters, our ability to realize cost savings expected, inefficiencies related to production that are greater than anticipated, changes in technology and technological risks, foreign currency fluctuations, increased fuel costs, increased steel costs as it relates to our selling price, work stoppages and strikes at our facilities and those of our customers, the presence of downturns in customer markets where the company's goods and services are sold, financial and business downturns of our customers or vendors, and other factors, uncertainties, challenges, and risks detailed in Tarpon's public filings with the Securities and Exchange Commission. Tarpon does not intend or undertake any obligation to update any forward-looking statements.

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